LETTER AGREEMENT

AMG Trilogy Emerging Markets Equity Fund

AMG Trilogy Global Equity Fund

AMG Trilogy International Small Cap Fund

Subadvisory Agreement

October 1, 2016

Trilogy Global Advisors, LP

1140 Avenue of the Americas, 18th Floor

New York, New York 10036

Attn: Legal and Compliance Department

Re:	Subadvisory Agreement between AMG Funds LLC (formerly Managers Investment Group LLC) (the “Adviser”) and Trilogy Global Advisors, LP (the “Subadvisor”), dated as of March 1, 2011, and as amended from time to time (the “Subadvisory Agreement”)

Ladies and Gentlemen:

Pursuant to Section 8 of the Subadvisory Agreement, the Adviser hereby notifies you that Schedule A to the Subadvisory Agreement is amended, effective as of the date hereof, to reflect a revised subadvisory fee (each, a “New Subadvisory Fee”) that has been agreed to by the Adviser and the Subadvisor with respect to each of AMG Trilogy Emerging Markets Equity Fund (formerly Trilogy Emerging Markets Equity Fund), AMG Trilogy Global Equity Fund (formerly Trilogy Global Equity Fund) and AMG Trilogy International Small Cap Fund (formerly Trilogy International Small Cap Fund), each a series of AMG Funds (formerly Managers AMG Funds) (the “Trust”). Attached as Appendix A is an amended and restated Schedule A to the Subadvisory Agreement setting forth the annual fee that the Adviser will pay the Subadvisor with respect to each of AMG Trilogy Emerging Markets Equity Fund, AMG Trilogy Global Equity Fund and AMG Trilogy International Small Cap Fund pursuant to Section 3 of the Subadvisory Agreement.

Please acknowledge your agreement to each New Subadvisory Fee as set forth on Appendix A by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds LLC

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED

Trilogy Global Advisors, LP

By:
Name:
Title:
Date:

ACKNOWLEDGED AND AGREED TO WITH RESPECT TO THE TRUST’S OBLIGATIONS UNDER THE SUBADVISORY AGREEMENT

AMG Funds

By:
Name:
Title:
Date:

Appendix A

AMENDED AND RESTATED

SCHEDULE A

AMG Trilogy Emerging Markets Equity Fund

The Adviser shall pay to the Subadvisor an annual gross investment Subadvisory fee equal to [ ]% per annum of the average daily net assets of AMG Trilogy Emerging Markets Equity Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

The Subadvisor may voluntarily waive all or a portion of the Subadvisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Subadvisor has voluntarily waived all or a portion of the Subadvisory fee hereunder, if requested by the Subadvisor, the Adviser will waive an equal amount (or such lesser amount as the Subadvisor may request) of the advisory fee payable by the Trust to the Adviser with respect to AMG Trilogy Emerging Markets Equity Fund under the Advisory Agreement.

The Subadvisor agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to AMG Trilogy Emerging Markets Equity Fund, if requested by the Adviser, the Subadvisor will waive a pro rata share (or such lesser share as the Adviser may request) of the Subadvisory fee payable hereunder with respect to AMG Trilogy Emerging Markets Equity Fund, such that the amount waived by the Subadvisor shall bear the same ratio to the total amount of the subadvisory fees payable hereunder with respect to AMG Trilogy Emerging Markets Equity Fund as the amount waived by the Adviser bears to all fees payable to the Adviser under the Advisory Agreement with respect to AMG Trilogy Emerging Markets Equity Fund.

The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Trilogy Emerging Markets Equity Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously waived by the Subadvisor with respect to AMG Trilogy Emerging Markets Equity Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement, it being further agreed that, with respect to any such amounts subsequently paid by the Trust to the Adviser, the amount to be paid by the Adviser to the Subadvisor shall bear the same ratio to the total amount paid by the Trust as the total amount previously waived by the Subadvisor bears to the total amount of the fees previously waived by the Adviser under the Advisory Agreement with respect to AMG Trilogy Emerging Markets Equity Fund.

The Subadvisor agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of AMG Trilogy Emerging Markets Equity Fund, if requested by the Adviser, the Subadvisor shall pay or reimburse the Trust for the entire amount of all such expenses of AMG Trilogy Emerging Markets Equity Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Trilogy Emerging Markets Equity Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously paid or reimbursed by the Subadvisor with respect to AMG Trilogy Emerging Markets Equity Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.

AMG Trilogy Global Equity Fund

The Adviser shall pay to the Subadvisor an annual gross investment Subadvisory fee equal to [ ]% per annum of the average daily net assets of AMG Trilogy Global Equity Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

The Subadvisor may voluntarily waive all or a portion of the Subadvisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Subadvisor has voluntarily waived all or a portion of the Subadvisory fee hereunder, if requested by the Subadvisor, the Adviser will waive an equal amount (or such lesser amount as the Subadvisor may request) of the advisory fee payable by the Trust to the Adviser with respect to AMG Trilogy Global Equity Fund under the Advisory Agreement.

The Subadvisor agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to AMG Trilogy Global Equity Fund, if requested by the Adviser, the Subadvisor will waive a pro rata share (or such lesser share as the Adviser may request) of the Subadvisory fee payable hereunder with respect to AMG Trilogy Global Equity Fund, such that the amount waived by the Subadvisor shall bear the same ratio to the total amount of the subadvisory fees payable hereunder with respect to AMG Trilogy Global Equity Fund as the amount waived by the Adviser bears to all fees payable to the Adviser under the Advisory Agreement with respect to AMG Trilogy Global Equity Fund.

The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Trilogy Global Equity Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously waived by the Subadvisor with respect to AMG Trilogy Global Equity Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement, it being further agreed that, with respect to any such amounts subsequently paid by the Trust to the Adviser, the amount to be paid by the Adviser to the Subadvisor shall bear the same ratio to the total amount paid by the Trust as the total amount previously waived by the Subadvisor bears to the total amount of the fees previously waived by the Adviser under the Advisory Agreement with respect to AMG Trilogy Global Equity Fund.

The Subadvisor agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of AMG Trilogy Global Equity Fund, if requested by the Adviser, the Subadvisor shall pay or reimburse the Trust for the entire amount of all such expenses of AMG Trilogy Global Equity Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Trilogy Global Equity Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously paid or reimbursed by the Subadvisor with respect to AMG Trilogy Global Equity Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.

AMG Trilogy International Small Cap Fund

The Adviser shall pay to the Subadvisor an annual gross investment Subadvisory fee equal to [ ]% per annum of the average daily net assets of AMG Trilogy International Small Cap Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

The Subadvisor may voluntarily waive all or a portion of the Subadvisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Subadvisor has voluntarily waived all or a portion of the Subadvisory fee hereunder, if requested by the Subadvisor, the Adviser will waive an equal amount (or such lesser amount as the Subadvisor may request) of the advisory fee payable by the Trust to the Adviser with respect to AMG Trilogy International Small Cap Fund under the Advisory Agreement.

The Subadvisor agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to AMG Trilogy International Small Cap Fund, if requested by the Adviser, the Subadvisor will waive a pro rata share (or such lesser share as the Adviser may request) of the Subadvisory fee payable hereunder with respect to AMG Trilogy International Small Cap Fund, such that the amount waived by the Subadvisor shall bear the same ratio to the total amount of the subadvisory fees payable hereunder with respect to AMG Trilogy International Small Cap Fund as the amount waived by the Adviser bears to all fees payable to the Adviser under the Advisory Agreement with respect to AMG Trilogy International Small Cap Fund.

The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Trilogy International Small Cap Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously waived by the Subadvisor with respect to AMG Trilogy International Small Cap Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement, it being further agreed that, with respect to any such amounts subsequently paid by the Trust to the Adviser, the amount to be paid by the Adviser to the Subadvisor shall bear the same ratio to the total amount paid by the Trust as the total amount previously waived by the Subadvisor bears to the total amount of the fees previously waived by the Adviser under the Advisory Agreement with respect to AMG Trilogy International Small Cap Fund.

The Subadvisor agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of AMG Trilogy International Small Cap Fund, if requested by the Adviser, the Subadvisor shall pay or reimburse the Trust for the entire amount of all such expenses of AMG Trilogy International Small Cap Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG Trilogy International Small Cap Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously paid or reimbursed by the Subadvisor with respect to AMG Trilogy International Small Cap Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.